Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2018, with respect to the financial statements of Innovate Biopharmaceuticals Inc., for the year ended December 31, 2017 (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern).

/s/ Mayer Hoffman McCann P.C.

Orange County, California
December 14, 2018